                                                                                        Exhibit 10.1

FIRST ORIGINAL

MASTER AGREEMENT DATED 11TH JULY 2007

This master agreement covers the agreement reached between Messrs. Metrostar Management Corporation (‘the Sellers’), for and on behalf of the owning companies of the vessel’s mentioned hereunder, and Messrs. Genco Shipping and Trading Limited, New York (‘the Buyers’) for and on behalf of the nominated companies to acquire the vessel’s mentioned hereafter.

It is this day agreed between the parties to proceed with the purchase of the fleet of vessels mentioned hereunder on the following main terms:

1.	Buyers have waived inspections of the vessels, but have already undertaken review of the specifications as follows:

a)	M.V. ‘FERRO GOA’/Built 2007
b)	M.V. ‘FERRO FOS’/ Built 2007
c)	M.V. ‘HULL 1044’ – SWS/Built 2007/2008
d)	M.V. ‘HULL 1118’ - SWS/Built 2007/2008
e)	M.V. ‘HULL 8071’ - IMABAR/Built 2008
f)	M.V ‘HULL 1032’ - SUNGDONG/ Built 2008
g)	M.V ‘HULL 1033’ – SUNGDONG / Built 2008/2009
h)	M.V ‘HULL 1034’ – SUNGDONG / Built 2009
i)	M.V ‘HULL 1041’ - SUNGDONG / Built 2009

The sale of the vessels as a fleet referred to hereunder is enbloc on a clean basis subject to the satisfactory review by the Buyers/Sellers of documentation of the individual sales and transfers of the charter on the first four Vessels mentioned above.

2.	The sale is to be based upon the attached MOAs and any changes to be mutually agreed by the Buyers and the Sellers. Relevant Charter Parties and Specifications of undelivered ships as attached.

3.
The Vessel’s deliveries will be in accordance with the terms of the attached MOAs.  The Vessels are all to be delivered at a safe berth or safe anchorage at one safe port worldwide, excluding ports where the Buyers are prohibited from accepting delivery by the United States of America laws and regulations, always free of cargo and in the case of undelivered ships at or close to place of delivery ex-yard.

4.	The sales of the vessels are independent to each other. Individual Memorandum’s of Agreement as attached are to apply for each Vessel and it is agreed that the following prices shall apply:

Vessel	Value (USD)
Ferro Goa	125,000,000
Ferro Fos	125,000,000
Hull 1044	125,000,000
Hull 1118	125,000,000
Hull 8071	129,000,000
Hull 1032	121,000,000
Hull 1033	121,000,000
Hull 1034	120,000,000
Hull 1041	120,000,000

5.
Within three New York banking days of signing these MOAs deposits as referred to in the MOAs shall be placed with the Sellers nominated bank in London and held by them in a joint account for the Sellers or their nominee and the Buyers or their nominees, with interest to be for the Buyers account.  The appointment by the Sellers of each bank where a deposit will be paid is subject to the approval of the Buyer’s bankers.

6.	This Master Agreement and attached MOAs are always to be based upon Arbitration in London with English Law to apply.

7.	The delivery schedule for M.V. ‘Ferro Fos’ and M.V. ‘Ferro Goa’ is as follows:

M.V. ‘Ferro Goa’ is scheduled to complete discharge on her next cargo loading in Punto Maderia in Fos on approximately 30th July.  It is anticipated that the vessel will be delivered to the Buyer on completion of that discharge.  However, for whatever reason if that is not practicably possible then the vessel will have to deliver to the Buyers after completion of the next laden voyage for which purpose the Buyers will agree to automatically extend the cancelling date beyond September 1st to that which is practicably appropriate.  In the event of the vessel proceeding from Brazil to China, for example, the Sellers would require October 1st 2007.

M.V. ‘Ferro Fos’ is now in Sepetiba Bay loading to China where she is scheduled to arrive about the middle of August.  It is anticipated that the vessel would complete discharge before the end of August, however, again in the event of the vessel being delayed the Buyers will agree to automatically extend the cancelling date beyond September 1st and it is agreed that the Buyers will take delivery immediately upon completion of the discharge.

For the Sellers:                                                                                     For the Buyers:

Metrostar Management Corporation                                               Genco Shipping and Trading Limited

/s/ R J Fulford-Smith                                                                            /s/ John Wobensmith

R J Fulford-Smith
Attorney-In-Fact